UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-8

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

FUTURE FINTECH GROUP INC.

(Exact name of registrant as specified in its charter)

Florida	98-0222013
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

23F, National Development Bank, Tower, No. 2, Gaoxin 1st Road, Xi’an, PRC	710075
(Address of Principal Executive Offices)	(Zip Code)

Future FinTech Group Inc.

2017 Omnibus Equity Plan

(Full title of the plan)

Yongke Xue

Chief Executive Officer

23F, National Development Bank

Tower, No. 2, Gaoxin 1st Road

Xi’an, PRC 710075

(Name and address of agent for service)

(86-29) 8187-8277
(Telephone number, including area code, of agent for service)

Copies to:

Jeffrey Li

Chelsea Anderson

Garvey Schubert Barer, P.C.

Flour Mill Building
1000 Potomac Street NW, Suite 200
Washington, D.C. 20007-3501

(202) 965-7880

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☒

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)		Proposed maximum aggregate offering price (2)		Amount of registration fee

Common Stock, par value $0.001 per share	1,300,000	U.S. $	0.84	U.S. $	1,092,000	U.S. $	132.35

(1)	Future FinTech Group Inc., a Florida corporation (the “Company” or “Future FinTech”), is registering 1,300,000 shares of Common Stock pursuant to the Future FinTech Group Inc. 2017 Omnibus Equity Plan (the “Plan”). Pursuant to paragraph (a) of Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), there are also registered hereunder such indeterminate number of additional shares of Common Stock as may become issuable under the Plan as a result of stock splits, stock dividends or similar transactions that result in an increase in the number of the registrant’s outstanding shares of Common Stock.

(2)	The offering price for these shares is estimated pursuant to Rule 457(c) and (h) of the Securities Act of 1933, as amended (the “Securities Act”), solely for the purpose of calculating the registration fee and is based upon the average of the high and low prices of our Common Stock as quoted on the Nasdaq Global Market on December 14, 2018, a date within five business days of the filing date.

PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

The document(s) containing the information specified in this Part I of Form S-8 have been, or will be, sent or given to participating employees as specified by Rule 428(b)(1) under the Securities Act. In accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”) and the Note to the instructions to Part I of Form S-8, such documents are not being filed with the Commission either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. Such documents and the documents incorporated by reference in this registration statement pursuant to Item 3 of Part II of this registration statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The Commission allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered part of this registration statement, and later information that we file with the Commission will automatically update and supersede this information. We incorporate by reference documents listed below and any future filings made with the Commission under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, until we file a post-effective amendment which indicates that all securities offered in this registration statement have been sold or which de-registers all securities then remaining unsold.

The following documents previously filed by the Company with the Commission are incorporated in this registration statement by reference and shall be deemed a part hereof:

1.	The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017;

2.	The Company’s Quarterly Report on Form 10-Q for the quarters ended March 31, 2018; June 30, 2018; and September 30, 2018;

3.	The Company’s Current Reports on Forms 8-K and 8-K/A filed on January 8, 2018; January 11, 2018; January 25, 2018; March 13, 2018; March 16, 2018; May 1, 2018; May 8, 2018; June 22, 2018; August 15, 2018; September 28, 2018; October 12, 2018; October 30, 2018; November 28, 2018 and December 7, 2018;

4.	The Company’s Definitive Proxy on Schedule 14A filed on January 19, 2018, as supplemented on January 24, 2018; and

5.	The description of the Company’s Common Stock which is contained in the Company’s Registration Statement on Form 8-A (Registration No. 001-34502), as filed with the Commission on April 19, 2010, including any amendment or report filed for the purpose of updating such description.

In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicated that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

You may request a copy of any filings referred to above (excluding exhibits), at no cost, by contacting the Company at the following address:

Future FinTech Group Inc.

23F, National Development Bank Tower

No.2, Gaoxin 1st RD

Xi’an, Shaanxi, China, 710075

Tel: (86-29) 8187-8277

Item  4. Description of Securities.

Not Applicable.

Item 5. Interests of Named Experts and Counsel.

Not Applicable.

Item 6. Indemnification of Directors and Officers.

The Florida Business Corporation Act provides that a person who is successful on the merits or otherwise in defense of an action because of service as an officer or director of a corporation, is entitled to indemnification of expenses actually and reasonably incurred in such defense. Such act also provides that the corporation may indemnify an officer or director and advance expenses if such person acted in good faith and in a manner the person reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to a criminal action, had no reasonable cause to believe his conduct was unlawful. A court may order indemnification of an officer or director if it determines that such person is fairly and reasonably entitled to such indemnification in view of all the relevant circumstances.

These provisions are intended to afford directors and officers protection against, and to limit their potential liability for, monetary damages resulting from suits alleging a breach of the duty of care by a director or officer. As a consequence of this provision, shareholders of our company will be unable to recover monetary damages against directors or officers for action taken by them that may constitute negligence or gross negligence in performance of their duties unless such conduct falls within one of the foregoing exceptions. These provisions, however, do not alter the applicable standards governing a director’s or officer’s fiduciary duty and does not eliminate or limit the right of our Company or any shareholder to obtain an injunction or any other type of non-monetary relief in the event of a breach of fiduciary duty.

Our Second Amended and Restated Articles of Incorporation, as amended, and Amended and Restated Bylaws, as amended, provide, among other things, that a director, officer, employee or agent of the corporation may be indemnified against expenses (including attorneys’ fees inclusive of any appeal), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such claim, action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best of our interests, and with respect to any criminal action or proceeding, such person had no reasonable cause to believe that such person’s conduct was unlawful.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed hereby in the Securities Act and we will be governed by the final adjudication of such issue.

At the present time, there is no pending litigation or proceeding involving a director, officer, employee or other agent of ours in which indemnification would be required or permitted. We are not aware of any threatened litigation or proceeding, which may result in a claim for such indemnification.

Item 7. Exemption from Registration Claimed.

Not Applicable.

Item 8. Exhibits.

The following exhibits are filed as part of this registration statement:

Exhibit Number	Description
4.1	Second Amended and Restated Articles of Incorporation, dated June 6, 2017. Incorporated by reference to Exhibit 3.1 to our Current Report on Form 8-K filed with the Commission on June 9, 2017.
4.2	Amended and Restated Bylaws, dated June 6, 2017. Incorporated by reference to Exhibit 3.2 to our Current Report on Form 8-K filed with the Commission on June 9, 2017.
4.3	Articles of Amendment to the Articles of Incorporation of the Registrant filed with the Department of State of Florida on March 10, 2016. Incorporated by reference to Exhibit 3.1 to our Current Report on Form 8-K filed with the Commission on March 15, 2016.
4.4	Articles of Amendment to the Articles of Incorporation of the Registrant filed with the Department of State of Florida on March 14, 2018. Incorporated by reference to Exhibit 3.1 to our Current Report on Form 8-K filed with the Commission on March 16, 2018.
4.5	Future FinTech Group Inc. 2017 Omnibus Equity Plan. Incorporated by reference to Annex A to our Definitive Proxy on Schedule 14A filed with the Commission on January 19, 2018.
5.1	Opinion of Garvey Schubert Barer.*
23.1	Consent of Independent Registered Accounting Firm.*
23.3	Consent of Garvey Schubert Barer (included in legal opinion filed as Exhibit 5.1).*
24.1	Powers of Attorney (included on signature page).*

*	Filed herewith.

Item 9. Undertakings

(a) RULE 415 OFFERING.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Xi'an, Shaanxi Province, People’s Republic of China on December 20, 2018.

Future FinTech Group Inc. (Registrant)

By:	/s/ Yongke Xue
Yongke Xue
Chief Executive Officer and Chairman of the Board of Directors

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below appoints Yongke Xue as his true and lawful attorney-in-fact, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including any post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto and any other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated as of December 20, 2018.

Name and Title	Date

/s/ Yongke Xue
Yongke Xue,	December 20, 2018
Chairman of the Board of Directors and Chief Executive Officer (principal executive officer)

/s/ Hanjun Zheng
Hanjun Zheng,	December 20, 2018
Interim Chief Financial Officer
(principal financial officer and accounting officer)

/s/ Zhi Yan
Hongke Xue, Director	December 20, 2018

/s/ Johnson Lau
Johnson Lau, Director	December 20, 2018

/s/ Fuyou Li
Fuyou Li, Director	December 20, 2018

/s/ Yiliang Li
Yiliang Li, Director	December 20, 2018

INDEX TO EXHIBITS

Exhibit Number	Description
4.1	Second Amended and Restated Articles of Incorporation, dated June 6, 2017. Incorporated by reference to Exhibit 3.1 to our Current Report on Form 8-K filed with the Commission on June 9, 2017.
4.2	Amended and Restated Bylaws, dated June 6, 2017. Incorporated by reference to Exhibit 3.2 to our Current Report on Form 8-K filed with the Commission on June 9, 2017.
4.3	Articles of Amendment to the Articles of Incorporation of the Registrant filed with the Department of State of Florida on March 10, 2016. Incorporated by reference to Exhibit 3.1 to our Current Report on Form 8-K filed with the Commission on March 15, 2016.
4.4	Articles of Amendment to the Articles of Incorporation of the Registrant filed with the Department of State of Florida on March 14, 2018. Incorporated by reference to Exhibit 3.1 to our Current Report on Form 8-K filed with the Commission on March 16, 2018.
4.5	Future FinTech Group Inc. 2017 Omnibus Equity Plan. Incorporated by reference to Annex A to our Definitive Proxy on Schedule 14A filed with the Commission on January 19, 2018.
5.1	Opinion of Garvey Schubert Barer.*
23.1	Consent of Independent Registered Accounting Firm.*
23.3	Consent of Garvey Schubert Barer (included in legal opinion filed as Exhibit 5.1).*
24.1	Powers of Attorney (included on signature page).*

*	Filed herewith.